Westrock Coffee Company Reports Fourth Quarter and Full Year 2023 Results and Provides 2024 Outlook

Little Rock, Ark., March 12, 2024 (GLOBE NEWSWIRE) – Westrock Coffee Company (Nasdaq: WEST) (“Westrock Coffee” or the “Company”) today reported financial results for the fourth quarter and full year ended December 31, 2023 and provides its outlook on fiscal 2024.

Scott T. Ford, CEO and Co-founder stated, “We are pleased to announce our fourth quarter, and full year, 2023 financial results.  Last year was a significant transition year for Westrock and we now enter 2024 with a number of critical system migrations and capital equipment upgrades behind us.  The entire team worked tirelessly to modernize our legacy manufacturing operations while simultaneously building a new Extract and Ready-to-Drink plant in Conway, Arkansas which is scheduled to deliver its first commercial products to customers next month.”

Fourth Quarter Highlights

●	Consolidated net sales were $215.0 million for the fourth quarter of 2023, a decrease of $12.8 million, or 5.6%, compared to the fourth quarter of 2022.
●	Consolidated gross profit for the fourth quarter of 2023 was $34.8 million and included $0.9 million of non-cash mark-to-market losses, compared to consolidated gross profit of $34.3 million for the fourth quarter of 2022, which included $2.7 million of non-cash mark-to-market losses.
●	Net loss for the fourth quarter of 2023 was $20.1 million, compared to a net loss of $31.9 million for the fourth quarter of 2022. The $20.1 million net loss for the fourth quarter of 2023 included $1.9 million of transaction, restructuring and integration expense, $5.1 million of start-up costs related to our Conway, AR extract and ready-to-drink facility, and $8.6 million of non-cash expense from the change in fair value of warrant liabilities. The $31.9 million net loss for the fourth quarter of 2022 included $4.4 million of transaction, restructuring and integration expense and $24.5 million of non-cash expense from the change in fair value of warrant liabilities.
●	Adjusted EBITDA was $13.7 million for the fourth quarter of 2023, a decrease of $3.7 million, compared to the fourth quarter of 2022.
●	Beverage Solutions segment contributed $175.1 million of net sales and $11.7 million of Adjusted EBITDA for the fourth quarter of 2023, compared to $192.6 million and $15.2 million, respectively, for the fourth quarter of 2022.
●	SS&T segment, net of intersegment revenues, contributed $39.8 million of net sales and $2.1 million of Adjusted EBITDA for the fourth quarter of 2023, compared to $35.1 million and $2.3 million, respectively, for the fourth quarter of 2022.

Full Year 2023 Highlights

●	Consolidated net sales were $864.7 million for the year ended December 31, 2023, a decrease of $3.2 million, or 0.4% compared to the year ended December 31, 2022.
●	Consolidated gross profit was $139.9 million for the year ended December 31, 2023, and included $0.1 million of non-cash mark-to-market gains, compared to $152.8 million for the year ended December 31, 2022, which included $3.5 million of non-cash mark-to-market losses.
●	Net loss was $34.6 million for the year ended December 31, 2023, compared to a net loss of $55.5 million for the year ended December 31, 2022. The $34.6 million net loss for the year ended December 31, 2023 included $14.6 million of transaction, restructuring and integration expense and $11.7 million of start-up costs related to our Conway, AR extract and ready-to-drink facility, partially offset by a $10.2 million non-cash gain from the change in fair value of warrant liabilities. The $55.5 million net loss for the year ended December 31, 2022 included

$13.2 million of transaction, restructuring and integration expense, $29.7 million of non-cash expense from the change in fair value of warrant liabilities, and $5.9 million of interest expense related to the early extinguishment of debt.
●	Adjusted EBITDA was $45.1 million for the year ended December 31, 2023, a decrease of $15.0 million, or 25%, compared to the year ended December 31, 2022.
●	Beverage Solutions segment contributed $722.9 million of net sales and $41.6 million of Adjusted EBITDA for the year ended December 31, 2023, compared to $685.3 million and $54.0 million, respectively, for the year ended December 31, 2022.
●	Sustainable Sourcing & Traceability (“SS&T”) segment, net of intersegment revenues, contributed $141.8 million of net sales and $3.5 million of Adjusted EBITDA for the year ended December 31, 2023, compared to $182.6 million and $6.1 million, respectively, in the year ended December 31, 2022.
●	At December 31, 2023, the Company had approximately $147.2 million of unrestricted cash and undrawn borrowings under its revolving credit facility, and the Company’s consolidated leverage ratio was 4.4x based on net debt to fourth quarter annualized Adjusted EBITDA.

2024 Outlook

As previously disclosed on February 15, 2024, the Company expects consolidated Adjusted EBITDA to be between $60 million and $80 million in fiscal 2024. The guidance range is necessarily broad to account for the range of results the Company may experience as it commences operations at its Extract and RTD facility in Conway, Arkansas and the commercialization of customers at that facility. This guidance is an estimate of what the Company believes is realizable as of the date of this release, and actual results may vary from this guidance and the variations may be material. Management will provide additional details regarding the 2024 outlook on its earnings results call to be held today.

The Company is not readily able to provide a reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income without unreasonable effort because certain items that impact such figure are uncertain or outside the Company’s control and cannot be reasonably predicted. Such items include the impacts of non-cash gains or losses resulting from mark-to-market adjustments of derivatives and the change in fair value of warrant liabilities, among others.

Conference Call Details

Westrock Coffee will host a conference call and webcast at 4:30 p.m. ET today to discuss this release. To participate in the live earnings call and question and answer session, please register at https://register.vevent.com/register/BIa80ab8d7d9824bdcb8f729b24cb36937 and dial-in information will be provided directly to you. The live audio webcast will be accessible in the “Events and Presentations” section of the Company’s Investor Relations website at https://investors.westrockcoffee.com. An archived replay of the webcast will be available shortly after the live event has concluded and will be available for a minimum of 14 days.

About Westrock Coffee

Westrock Coffee is a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the United States, providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG, and hospitality industries around the world. With offices in 10 countries, the company sources coffee and tea from 35 origin countries.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time.  Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, our 2024 financial outlook, certain plans, expectations, goals, projections, and statements about the timing and benefits of the build-out, and our ability to sell or commit the capacity prior to commencement of commercial production, of the Company's Conway, Arkansas extract and ready-to-drink facility, the plans, objectives, expectations, and intentions of Westrock Coffee, and other statements that are not historical facts. These statements are based on information available to Westrock Coffee as of the date hereof and Westrock Coffee is not under any duty to update any of the forward-looking statements after the date of this communication to conform these statements to actual results. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the management of Westrock Coffee as of the date hereof and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and should not be relied on by an investor, or others, as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Westrock Coffee. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Westrock Coffee; risks related to the rollout of Westrock Coffee's business and the timing of expected business milestones; the effects of competition on Westrock Coffee's business; the ability of Westrock Coffee to issue equity or equity-linked securities or obtain debt financing in the future; the risk that Westrock Coffee fails to fully realize the potential benefits of acquisitions or joint ventures or has difficulty successfully integrating acquired companies; the availability of equipment and the timely performance by suppliers involved with the build-out of the Conway, Arkansas facility; the loss of significant customers or delays in bringing their products to market; and those factors discussed in Westrock Coffee’s Annual Report on Form 10-K, which was filed with the United States Securities and Exchange Commission (the “SEC”) on March 21, 2023, in Part I, Item 1A “Risk Factors” and other documents Westrock Coffee has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Westrock Coffee does not presently know, or that Westrock Coffee currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements reflect Westrock Coffee's expectations, plans, or forecasts of future events and views as of the date of this communication. Westrock Coffee anticipates that subsequent events and developments will cause Westrock Coffee's assessments to change. However, while Westrock Coffee may elect to update these forward-looking statements at some point in the future, Westrock Coffee specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as a representation of Westrock Coffee's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media:

Westrock Coffee: PR@westrockcoffee.com

Investor Contact:

Westrock Coffee: IR@westrockcoffee.com

Westrock Coffee Company

Consolidated Balance Sheets

(Unaudited)

(Thousands, except par value)	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$37,196	$16,838
Restricted cash	644	9,567
Accounts receivable, net of allowance for credit losses of $5,653 and $3,023, respectively	99,158	101,639
Inventories	149,921	145,836
Derivative assets	13,658	15,053
Prepaid expenses and other current assets	12,473	9,166
Total current assets	313,050	298,099

Property, plant and equipment, net	344,038	185,206
Goodwill	116,111	113,999
Intangible assets, net	122,945	130,886
Operating lease right-of-use assets	13,919	11,090
Other long-term assets	7,769	6,933
Total Assets	$917,832	$746,213

LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY
Current maturities of long-term debt	$9,811	$11,504
Short-term debt	43,694	42,905
Accounts payable	69,106	116,675
Supply chain finance program	78,076	—
Derivative liabilities	3,731	7,592
Accrued expenses and other current liabilities	33,879	37,459
Total current liabilities	238,297	216,135

Long-term debt, net	223,092	162,502
Deferred income taxes	10,847	14,355
Warrant liabilities	44,801	55,521
Other long-term liabilities	12,839	11,035
Total liabilities	529,876	459,548

Commitments and contingencies

Series A Convertible Preferred Shares, $0.01 par value, 24,000 shares authorized, 23,512 shares and 23,588 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively, $11.50 liquidation value	274,216	274,936

Shareholders' Equity
Preferred stock, $0.01 par value, 26,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 88,051 shares and 75,020 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	880	750
Additional paid-in-capital	471,666	342,664
Accumulated deficit	(362,624)	(328,042)
Accumulated other comprehensive income (loss)	3,818	(6,103)
Total shareholders' equity attributable to Westrock Coffee Company	113,740	9,269
Non-controlling interest	—	2,460
Total shareholders' equity	113,740	11,729

Total Liabilities, Convertible Preferred Shares and Shareholders' Equity	$917,832	$746,213

Westrock Coffee Company

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Thousands, except per share data)	2023	2022	2023	2022
Net sales	$214,966	$227,723	$864,714	$867,872
Costs of sales	180,149	193,426	724,856	715,107
Gross profit	34,817	34,297	139,858	152,765

Selling, general and administrative expense	39,302	28,653	144,577	129,985
Transaction, restructuring and integration expense	1,875	4,423	14,557	13,169
Loss on disposal of property, plant and equipment	8	187	1,153	935
Total operating expenses	41,185	33,263	160,287	144,089
Income (loss) from operations	(6,368)	1,034	(20,429)	8,676

Other (income) expense
Interest expense, net	7,941	5,232	29,157	35,497
Change in fair value of warrant liabilities	8,626	24,460	(10,207)	29,675
Other, net	123	(361)	1,446	(1,146)
Loss before income taxes and equity in earnings from unconsolidated entities	(23,058)	(28,297)	(40,825)	(55,350)
Income tax expense (benefit)	(3,027)	3,622	(6,358)	111
Equity in (earnings) loss from unconsolidated entities	20	—	100	—
Net loss	$(20,051)	$(31,919)	$(34,567)	$(55,461)
Net income (loss) attributable to non-controlling interest	—	(319)	15	(276)
Net loss attributable to shareholders	(20,051)	(31,600)	(34,582)	(55,185)
Accretion of Series A Convertible Preferred Shares	88	(1,316)	(161)	(1,316)
Loss on extinguishment of Redeemable Common Equivalent Preferred Units, net	—	—	—	(2,870)
Common equivalent preferred dividends	—	—	—	(4,380)
Accumulating preferred dividends	—	—	—	(13,882)
Net loss attributable to common shareholders	$(19,963)	$(32,916)	$(34,743)	$(77,633)

Loss per common share:
Basic	$(0.23)	$(0.44)	$(0.43)	$(1.60)
Diluted	$(0.23)	$(0.44)	$(0.43)	$(1.60)

Weighted-average number of shares outstanding:
Basic	88,047	74,038	80,684	48,444
Diluted	88,047	74,038	80,684	48,444

Westrock Coffee Company

Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
(Thousands)	2023	2022
Cash flows from operating activities:
Net loss	$(34,567)	$(55,461)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	26,584	24,210
Equity-based compensation	8,708	2,631
Paid-in-kind interest added to debt principal	—	295
Provision for credit losses	2,979	1,790
Amortization of deferred financing fees included in interest expense, net	3,517	1,726
Write-off of unamortized deferred financing fees	—	4,296
Loss on debt extinguishment	—	1,580
Loss on disposal of property, plant and equipment	1,153	935
Mark-to-market adjustments	(104)	3,502
Change in fair value of warrant liabilities	(10,207)	29,675
Foreign currency transactions	1,864	667
Deferred income tax benefit	(6,512)	(2,037)
Other	2,486	1,204
Change in operating assets and liabilities:
Accounts receivable	(312)	(16,789)
Inventories	915	(46,770)
Derivative assets and liabilities	6,440	(22,937)
Prepaid expense and other assets	(1,890)	(15,476)
Accounts payable	(59,292)	27,646
Accrued liabilities and other	(5,826)	2,685
Net cash used in operating activities	(64,064)	(56,628)
Cash flows from investing activities:
Additions to property, plant and equipment	(164,611)	(63,261)
Additions to intangible assets	(173)	(167)
Acquisition of business, net of cash acquired	(2,392)	(14,885)
Acquisition of equity method investments and non-marketable securities	(1,385)	—
Proceeds from sale of property, plant and equipment	206	4,144
Net cash used in investing activities	(168,355)	(74,169)
Cash flows from financing activities:
Payments on debt	(199,196)	(438,571)
Proceeds from debt	258,490	328,539
Payments on supply chain financing program	(32,141)	—
Proceeds from supply chain financing program	110,217	—
Proceeds from related party debt	—	11,700
Debt extinguishment costs	—	(1,580)
Payment of debt issuance costs	(3,158)	(6,007)
Proceeds from de-SPAC merger and PIPE financing	—	255,737
Payment of common equity issuance costs	(1,000)	(23,998)
Proceeds from common equity issuance	118,767	—
Payment of preferred equity issuance costs	—	(1,250)
Net proceeds from (repayments of) repurchase agreements	(6,268)	14,588
Proceeds from exercise of stock options	848	375
Proceeds from exercise of Public Warrants	2,632	—
Common equivalent preferred dividends	—	(4,380)
Payment for purchase of non-controlling interest	(2,000)	—
Payment for taxes for net share settlement of equity awards	(2,977)	(477)
Net cash provided by financing activities	244,214	134,676
Effect of exchange rate changes on cash	(360)	(344)
Net increase in cash and cash equivalents and restricted cash	11,435	3,535
Cash and cash equivalents and restricted cash at beginning of period	26,405	22,870
Cash and cash equivalents and restricted cash at end of period	$37,840	$26,405

Westrock Coffee Company

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Thousands)	2023	2022	2023	2022
Net loss	$(20,051)	$(31,919)	$(34,567)	$(55,461)
Interest expense, net	7,941	5,232	29,157	35,497
Income tax expense (benefit)	(3,027)	3,622	(6,358)	111
Depreciation and amortization	8,166	6,428	26,584	24,210
EBITDA	(6,971)	(16,637)	14,816	4,357
Transaction, restructuring and integration expense	1,875	4,423	14,557	13,169
Change in fair value of warrant liabilities	8,626	24,460	(10,207)	29,675
Management and consulting fees (S&D Coffee, Inc. acquisition)	—	833	556	3,868
Equity-based compensation	2,411	1,447	8,708	2,631
Conway extract and ready-to-drink facility start-up costs	5,083	—	11,698	—
Mark-to-market adjustments	941	2,709	(104)	3,502
Loss on disposal of property, plant and equipment	8	187	1,153	935
Other	1,750	31	3,904	1,916
Adjusted EBITDA	$13,723	$17,453	$45,081	$60,053

Westrock Coffee Company

Reconciliation of Segment Results

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Thousands)	2023	2022	2023	2022
Net Sales
Beverage Solutions	$175,119	$192,591	$722,865	$685,303
Sustainable Sourcing & Traceability[1]	39,847	35,132	141,849	182,569
Total of Reportable Segments	$214,966	$227,723	$864,714	$867,872

	Three Months Ended December 31,		Year Ended December 31,
(Thousands)	2023	2022	2023	2022
Gross Profit
Beverage Solutions	$31,031	$32,297	$125,899	$140,692
Sustainable Sourcing & Traceability	3,786	2,000	13,959	12,073
Total of Reportable Segments	$34,817	$34,297	$139,858	$152,765

	Three Months Ended December 31,		Year Ended December 31,
(Thousands)	2023	2022	2023	2022
Adjusted EBITDA
Beverage Solutions	$11,659	$15,175	$41,624	$53,951
Sustainable Sourcing & Traceability	2,064	2,278	3,457	6,102
Total of Reportable Segments	$13,723	$17,453	$45,081	$60,053

1 - Net of intersegment revenues

Non-GAAP Financial Measures

We refer to EBITDA and Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net (loss) income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA and Adjusted EBITDA are important non-GAAP supplemental measures of operating performance as they contribute to a meaningful evaluation of the Company’s future operating performance and comparisons to the Company’s past operating performance. Additionally, we use these non-GAAP financial measures in evaluating the performance of our segments, to make operational and financial decisions and in our budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.

We define “EBITDA” as net (loss) income, as defined by GAAP, before interest expense, net, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before equity-based compensation expense and the impact, which may be recurring in nature, of transaction, restructuring and integration related costs, including management services and consulting agreements entered into in connection with the acquisition of S&D Coffee, Inc., impairment charges, changes in the fair value of warrant liabilities, non-cash mark-to-market adjustments, certain costs specifically excluded from the calculation of EBITDA under our material debt agreements, such as facility start-up costs, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, gains or losses on dispositions, and other similar or infrequent items (although we may not have had such charges in the periods presented). We believe EBITDA and Adjusted EBITDA are important supplemental measures to net (loss) income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.

Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should be viewed in addition to, and not be considered as alternatives for, net income (loss) determined in accordance with GAAP. Further, our computations of EBITDA and Adjusted EBITDA may not be comparable to that reported by other companies that define EBITDA and Adjusted EBITDA differently than we do.